UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2007
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 201
Blaine, Washington	98230
(Address of principal executive offices)	(Zip Code)

(360) 318-3020
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 13, 2007, Ireland Inc. (the “Company”), Nanominerals Corp. (“Nano”) and Lorrie Archibald agreed to amend the terms of their assignment agreement dated for reference as of March 29, 2007 (the “Assignment Agreement”) relating to the assignment by Nano of its rights to certain mineral projects known as the Columbus Project and the Red Mountain Project. The amendment agreement (the “Amendment Agreement”) dated effective as of August 8, 2007, amends the terms of the Assignment Agreement as follows:

(a)

In order to take into account the Company’s 4-for-1 stock split effected on April 25, 2007, the total number of shares of the Company’s common stock to be issued to Nano and Nano’s nominees was increased from 7,500,000 shares to 30,000,000 shares, and the total number of shares of the Company’s common stock to be transferred by Ms. Archibald to Nano was increased from 4,550,000 shares to 18,200,000 shares;

(b)	The Company is no longer required to issue any promissory notes to Nano;

(c)	The Company has agreed to grant Nano a royalty of 5% of net smelter returns on any future mineral projects that may be assigned or transferred to the Company by Nano;

(d)

The definition of net smelter returns was amended to clarify that net smelter returns shall be calculated out of those net amounts actually paid to the Company on account of its net interests in particular mineral property;

(e)

The Company has agreed to reimburse Nano for all properly documented expenditures made on the Columbus and Red Mountain Projects, not just those expenditures from January 1, 2007 with respect to the Columbus Project or those expenditures from March 29, 2007 with respect to the Red Mountain Project;

(f)

Nano agreed to exempt from the Company’s covenant not to issue any additional shares, or rights to subscribe for any additional shares, any shares and warrants issued by the Company pursuant to certain private placement offerings approved by the Company’s Board of Directors in April, 2007 and any options granted pursuant to the terms of the Assignment Agreement; and

(g)	The Company agreed to waive, as a condition to closing, the requirement that Nano agree to enter into a technical support agreement with the Company for the Columbus Project.

A copy of the Amendment Agreement is attached as an exhibit to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Amendment Agreement to Assignment Agreement among Nanominerals Corp., Ireland Inc. and Lorrie Archibald, dated for reference as of August 8, 2007.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: August 13, 2007
	By:	/s/ Douglas D.G. Birnie

Douglas D.G. Birnie
CEO, President and Secretary